UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2019

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 22, 2019, Hexion Inc. (“Hexion” or the “Company”) announced that the U.S. Bankruptcy Court for the District of Delaware (“the “Bankruptcy Court”) has approved, among other things, the adequacy of the Company’s Disclosure Statement filed in connection with the Company’s financial de-leveraging plan (the “Plan”) and the procedures to be used in connection with the solicitation of votes on the Plan. Once the Bankruptcy Court has entered its order approving the Disclosure Statement, Hexion can commence solicitation of votes from its creditors for approval of the Plan. The consummation of the Plan is subject to Bankruptcy Court approval and satisfaction of other conditions. The hearing to consider confirmation of the Plan is expected to occur on or around June 24, 2019, with emergence anticipated this summer.
As previously announced on April 1, 2019, Hexion entered into the restructuring support agreement (“RSA”) with the vast majority of holders of the Company’s secured and unsecured debt, representing overwhelming consensus across its capital structure, on the terms of a consensual financial de-leveraging plan. The Bankruptcy Court approved the Company’s assumption of the RSA on May 15, 2019.

Item 9.01        Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1†	Disclosure Statement for Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code

†	The exhibits related to the attached Disclosure Statement within this 8-K filing are available at https://omnimgt.com/hexionrestructuring

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: May 29, 2019	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer